Exhibit 99.2

ECOLAB INC.

SUPPLEMENTAL REPORTABLE SEGMENT INFORMATION AND NON-GAAP RECONCILIATION

2024 REVISED SEGMENT DATA AT 2025 FIXED CURRENCY EXCHANGE RATES

(unaudited)

(millions)	2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
	Ended	Ended	Ended	Ended	Ended
	March 31	June 30	September 30	December 31	December 31
Net Sales
Global Water	$1,755.0	$1,863.2	$1,897.6	$1,967.6	$7,483.4
Global Institutional & Specialty	1,446.9	1,548.1	1,525.7	1,458.7	5,979.4
Global Life Sciences	159.3	169.8	161.7	179.7	670.5
Global Pest Elimination	260.3	290.2	301.7	287.9	1,140.1
Corporate	-	-	-	-	-
Subtotal at fixed currency rates	3,621.5	3,871.3	3,886.7	3,893.9	15,273.4
Effect of foreign currency translation	130.4	114.5	111.8	111.3	468.0
Total reported GAAP net sales	$3,751.9	$3,985.8	$3,998.5	$4,005.2	$15,741.4

Cost of Sales
Global Water	$1,050.5	$1,109.8	$1,137.3	$1,173.3	$4,470.9
Global Institutional & Specialty	770.6	803.5	798.4	758.5	3,131.0
Global Life Sciences	84.6	98.5	92.5	107.0	382.6
Global Pest Elimination	147.5	160.3	168.0	164.0	639.8
Corporate	1.6	0.7	0.9	2.0	5.2
Total at fixed currency rates	$2,054.8	$2,172.8	$2,197.1	$2,204.8	$8,629.5

Selling, General and Administrative Expenses
Global Water	$460.9	$464.8	$435.5	$444.1	$1,805.3
Global Institutional & Specialty	418.9	415.1	399.7	412.5	1,646.2
Global Life Sciences	55.4	54.3	45.3	41.1	196.1
Global Pest Elimination	66.3	69.9	73.2	81.2	290.6
Corporate	48.9	49.0	49.3	48.4	195.6
Total at fixed currency rates	$1,050.4	$1,053.1	$1,003.0	$1,027.3	$4,133.8

Special (Gains) and Charges
Corporate	$28.3	$12.2	($332.6)	$103.4	($188.7)
Total at fixed currency rates	$28.3	$12.2	($332.6)	$103.4	($188.7)

Operating Income
Global Water	$243.6	$288.6	$324.8	$350.2	$1,207.2
Global Institutional & Specialty	257.4	329.5	327.6	287.7	1,202.2
Global Life Sciences	19.3	17.0	23.9	31.6	91.8
Global Pest Elimination	46.5	60.0	60.5	42.7	209.7
Corporate	(78.8)	(61.9)	282.4	(153.8)	(12.1)
Subtotal at fixed currency rates	488.0	633.2	1,019.2	558.4	2,698.8
Effect of foreign currency translation	29.9	23.7	25.6	24.4	103.6
Total reported GAAP operating income	$517.9	$656.9	$1,044.8	$582.8	$2,802.4

Notes:

ASU 2023-07 - Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures is effective for interim periods within fiscal years beginning after December 15, 2024, as such, interim segment data related to significant segment expenses have not yet been presented by the Company.

We evaluate the performance of our non-U.S. dollar functional currency international operations based on fixed currency exchange rates, which eliminate the impact of exchange rate fluctuations on our international operations. Fixed currency amounts are updated annually at the beginning of each year based on translation into U.S. dollars at foreign currency exchange rates established by management, with all periods presented using such rates. The difference between the fixed currency exchange rates and the actual currency exchange rates is reported within the "Effect of foreign currency translation" rows in the table above for net sales and operating income.

The table also reflects the other changes between reportable segments noted in Exhibit 99.1 including the movement of the healthcare operating segment into the Institutional operating segment and the immaterial movement of certain customers and cost allocations.

The above table includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), including fixed currency sales, fixed currency cost of sales, fixed currency selling, general and administrative expenses, fixed currency special (gains) and charges, and fixed currency operating income. We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in the table.